Exhibit 10.1

EXHIBIT A

***CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS, PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE RIGHTS OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK, $.0001 PAR VALUE PER SHARE***

1. Name of Corporation:

GoEnergy, Inc. (the "**Corporation**"), a Delaware corporation.

2. Designation:

Series A Cumulative Convertible Preferred Stock, $.0001 par value per share, issuable only pursuant to and in connection with that certain Subscription Agreement dated at or about December 6, 2010 among the Corporation and the original Subscribers to Series A Cumulative Convertible Preferred Stock, attached hereto as Annex I (the "**Subscription Agreement**"). Capitalized terms employed herein but not otherwise defined shall have the meanings ascribed to them in the Subscription Agreement.

A. Designation; Number of Shares. The designation of said series of preferred stock shall be Series A Cumulative Convertible Preferred Stock (the "**Series A Preferred Stock**"). The number of shares of Series A Preferred Stock shall be up to 21,000 shares. Each share of Series A Preferred Stock shall have a stated value equal to $100.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "**Series A Stated Value**").

B. Dividends.

(a) The holders of outstanding shares of Series A Preferred Stock (collectively, the "**Holders**" and each, a "**Holder**") shall be entitled to receive preferential dividends at the rate of 8% per share per annum on the Series A Stated Value out of any funds of the Corporation legally available under all applicable law for such purpose, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Junior Stock (defined below). Such dividends shall compound annually and be fully cumulative, and shall accumulate from the date of original issuance of the Series A Preferred Stock, and shall be payable annually on the last day of each calendar year, in arrears in cash or as described below (provided that if the last day of a calendar year is a Saturday, Sunday or legal holiday in New York, NY, then such dividend shall be payable, without interest for such additional day(s), on the next day that is not a Saturday, Sunday or legal holiday). Upon the occurrence of an Event of Default (as defined below) and while such Event of Default is outstanding, such dividend rate shall be increased to 15% per annum on the Series A Stated Value. Dividends must be delivered to the Holders not later than five (5) business days after each specified dividend payment date. At the Corporation's option in its sole and absolute discretion, such dividend payments may be made in (i) additional shares of Series A Preferred Stock valued at the Series A Stated Value thereof, in an amount equal to 150% of the cash dividend otherwise payable or (ii) a combination of cash and additional shares of Series A Preferred Stock, *provided* there is not an existing current Event of Default on the annual date on which a dividend payment is payable, in which event the Holder entitled to receive such dividend may elect to receive such dividends in cash or additional shares of Series A Preferred Stock. The issuance of such shares of Series A Preferred Stock shall constitute full payment of such dividends or such portion of such dividends payable in additional shares of Series A Preferred Stock, as the case may be.

(b) The dividends on the Series A Preferred Stock at the rates provided above shall be cumulative whether or not declared so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the annual dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for

payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock or any shares of any other class of stock ranking on a parity with the Series A Preferred Stock and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of any Junior Stock.

C. <u>Liquidation and Redemption Rights</u>. Upon the occurrence of a Liquidation Event (as defined below), the Holders of the Series A Preferred Stock shall be entitled to receive, and before any payment or distribution shall be made on any shares of any Common Stock or other class of stock presently authorized or to be authorized (the Common Stock and such other stock being hereinafter collectively, the "**Junior Stock**"), out of the assets of the Corporation available for distribution to stockholders, an amount equal to two (2) times the Series A Stated Value and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to the Holders of the Series A Preferred Stock (on an as converted basis), the Common Stock and any other class of Junior Stock shall collectively receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series A Preferred Stock upon a Liquidation Event, then all such assets of the Corporation shall be distributed to the exclusion of the Holders of Junior Stock ratably among the Holders of the Series A Preferred Stock. "**Liquidation Event**" shall mean (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the Holders of the Series A Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series A Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor corporation immediately thereafter (the "**Permitted Merger**"), unless the Holders of the shares of Series A Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation's assets, unless the Holders elect otherwise.

D. <u>Conversion into Common Stock</u>. Holders of shares of Series A Preferred Stock shall have the following conversion rights and obligations:

(a) Subject to the further provisions of this paragraph D(a), each Holder of Series A Preferred Stock shall have the right at any time commencing after the issuance to such Holder of Series A Preferred Stock, to convert such shares, accrued but unpaid declared dividends on the Series A Preferred Stock and any other sum owed by the Corporation arising from the Series A Preferred Stock or pursuant to the Subscription Agreement entered into by the Corporation and the Holder or Holder's predecessor in connection with the issuance of Series A Preferred Stock (each a "**Subscription Agreement**") (collectively "**Obligation Amount**") into fully paid and non-assessable shares of Common Stock of the Corporation determined in accordance with the applicable conversion price provided in paragraph D(b) below (the "**Conversion Price**"). All declared or accrued but unpaid dividends may be converted at the election of the Holder together with or independent of the conversion of the Series A Stated Value of the Series A Preferred Stock.

(b) The number of shares of Common Stock issuable upon conversion of the Obligation Amount shall equal (i) the sum of (A) the Series A Stated Value being converted and/or (B) at the Holder's election, accrued and unpaid dividends or any other component of the Obligation Amount, divided by (ii) the Conversion Price. The Conversion Price of the Series A Preferred Stock shall be $0.40, subject to adjustment only as described herein.

(c) Holder will give notice of its decision to exercise its right to convert the Series A Preferred Stock, or part thereof and/or accrued and unpaid dividends, by sending by facsimile an executed

and completed Notice of Conversion (a form of which is annexed as Exhibit A to this Certificate of Designation) to the Corporation via confirmed facsimile transmission. The Holder will not be required to surrender the Series A Preferred Stock certificate until the Series A Preferred Stock has been fully converted. Each date on which a Notice of Conversion is sent by facsimile to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will itself, or cause the Corporation's transfer agent to, transmit the Corporation's Common Stock certificates representing the Common Stock issuable upon conversion of the Series A Preferred Stock to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Corporation of the Notice of Conversion (the "**Delivery Date**"). In the event the Common Stock is electronically transferable, then delivery of the Common Stock must be made by electronic transfer, *provided* request for such electronic transfer has been made by the Holder. A Series A Preferred Stock certificate representing the balance of the Series A Preferred Stock not so converted will be provided by the Corporation to the Holder if requested by Holder, *provided* the Holder has delivered the original Series A Preferred Stock certificate to the Corporation. To the extent that a Holder elects not to surrender the certificate for such Series A Preferred Stock for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Corporation against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount of the Series A Stated Value then owned by the Holder.

In the case of the exercise of the conversion rights set forth in paragraph D(a) hereof, the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date and thereafter, be treated for all purposes as the recordholder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

Upon the conversion of any shares of Series A Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of the Series A Preferred Stock and payment of dividends on Series A Preferred Stock, to issue a fraction of a share of its Series A Preferred Stock or Common Stock and shall instead deliver a stock certificate representing the next higher whole number.

The Corporation and the Holder may not convert that amount of the Obligation Amount on a Conversion Date in amounts that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Obligation Amount with respect to which the determination of this proviso is being made on such Conversion Date, which would result in the aggregate beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 4.99%. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%. The Holder may waive the conversion limitation described in this Section in whole or in part, upon and effective after sixty one (61) days' prior written notice to the Company.

(d) The Conversion Price determined pursuant to Paragraph D(b) shall be subject to adjustment from time to time as follows:

(i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph D(d)(i) shall become effective immediately after the effective date of the event.

(ii) For so long as Series A Preferred Stock is outstanding, other than in the case of an "**Excepted Issuance**" (as defined in Section 12(a) of the Subscription Agreement), if the Corporation issues shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, for a consideration at a price per share, or having a conversion, exchange or exercise price per share less than the Conversion Price of the Series A Preferred Stock immediately in effect prior to such sale or issuance, then immediately prior to such sale or issuance the Conversion Price of the Series A Preferred Stock shall be reduced to such other lower price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security directly or indirectly into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $.0001 per share of Common Stock. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Certificate of Designation and the Subscription Agreement.

(e) (1) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock), then unless the right to convert shares of Series A Preferred Stock shall have terminated as part of such merger, lawful provision shall be made so that Holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in sub-paragraph (d) of this paragraph D. The foregoing provisions of this paragraph D(e) shall similarly apply to successive mergers.

(i) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph D(f), the Corporation shall

forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock, and the Corporation shall give notice in the manner described in the Subscription Agreement to each Holder of record of Series A Preferred Stock of such adjusted conversion price not later than the first business day after the event, giving rise to the adjustment.

(g) In case at any time the Corporation shall propose:

(i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

(ii) to offer for subscription to the Holders of its Common Stock any additional shares of any class or any other rights; or

(iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Holders of record of the Series A Preferred Stock.

(h) For so long as any shares of Series A Preferred Stock or any Obligation Amount shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph D(h), the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock 150% of the number of shares of Common Stock that would be necessary to allow the conversion of the entire Obligation Amount.

(i) The term **"Common Stock"** as used in this Certificate of Designation shall mean the Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class or other securities and/or property into which the shares of the Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph D(i).

(j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(k) In the event a Holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series A Preferred Stock shall have been sought and obtained by the Corporation or at the Corporation's request or with the Corporation's assistance and the Corporation posts a surety bond for the benefit of such Holder equal to 120% of the Obligation Amount sought to be converted, which is

subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event Holder obtains judgment.

(l) In addition to any other rights available to the Holder, if the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section D(c) by the Delivery Date and if after the Delivery Date the Holder or a broker on behalf of the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "**Buy-In**"), then the Corporation shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) business days after written notice from the Holder, the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Series A Stated Value of the shares of Series A Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, which shall include evidence of the price at which such Holder had to purchase the Common Stock in an open-market transaction or otherwise.

(m) The Corporation understands that a delay in the delivery of Common Stock upon conversion of Series A Preferred Stock in the form required pursuant to this Certificate of Designation and the applicable Subscription Agreement after the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Corporation agrees to pay (as liquidated damages and not as a penalty) to the Holder for such late issuance of Common Stock upon Conversion of the Series A Preferred Stock in the amount of $100 per business day after the Delivery Date for each $10,000 of Obligation Amount being converted of the corresponding Common stock which is not timely delivered. The Corporation shall pay any payments incurred under this section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Corporation fails for any reason to effect delivery of the Common Stock by the Delivery Date, the Holder will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all by delivery of a notice to such effect to the Corporation, whereupon the Corporation and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described above shall be payable through the date notice of revocation is given to the Corporation.

(n) Upon (i) the occurrence of an Event of Default (as defined in this Certificate of Designation), that continues for more than twenty (20) business days after any applicable grace period, (ii) a Change in Control (as defined in the Subscription Agreement), or (iii) of the liquidation, dissolution or winding up of the Company, then at the Holder's election, the Corporation must pay to the Holder, ten (10) business days after request by the Holder (the "**Calculation Period**"), a sum of money determined by multiplying the then current purchase price of the outstanding Preferred Stock designated by the Holder by 110%, plus accrued but unpaid dividends ("**Mandatory Redemption Payment**"). The Mandatory Redemption Payment must be received by such Holder not later than thirty (30) business days after request ("**Mandatory Redemption Payment Date**"). Upon receipt of the Mandatory Redemption Payment, the corresponding Series A Preferred Stock and dividends will be deemed paid and no longer outstanding. For purposes of this Section, "**Change in Control**" shall mean (i) the Corporation no longer having a class of shares publicly traded, listed or quoted, as applicable, on a Principal Market, (ii) the Corporation becoming a Subsidiary of another entity (other than a corporation formed by the Corporation for purposes of reincorporation in another U.S. jurisdiction), (iii) a majority of the board of directors of the Corporation as of the Closing Date no longer serving as directors of the Corporation, except due to natural causes, and (iv) the sale, lease or transfer of substantially all the assets of the Corporation or Subsidiaries.

E. Voting Rights. The Holders of shares of Series A Preferred Stock shall not vote together with the holders of the Common Stock on an as converted basis, *provided, however,* that the consent of the Holders shall be required for the following actions:

(a) amending the Corporation's certificate of incorporation or by-laws if such amendment would adversely affect the Series A Preferred Stock, including, without limitation,:

(i) changing the relative seniority rights of the holders of the Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series A Preferred Stock;

(ii) reducing the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series A Preferred Stock;

(iii) canceling or modifying the conversion rights of the holders of Series A Preferred Stock provided for in Section D herein;

(iv) canceling or modifying the rights of the holders of the Series A Preferred Stock provided for in this Section E; or

(v) changing the authorized number of shares of Series A Preferred Stock.

(b) purchasing any of the Corporation's securities other than required redemptions of Series A Preferred Stock and repurchase under restricted stock and option agreements authorizing the Corporation's employees (as permitted herein);

(c) effecting a Liquidation Event;

(d) declaring or paying any dividends other than in respect of the Series A Preferred Stock; and

(e) issuing any additional securities having rights senior to or on parity with the Series A Preferred Stock.

3. Events of Default. For so long as the Series A Preferred Stock is outstanding, unless waived in writing by the Holders, the occurrence of any of the following is an event of default (each, an "**Event of Default**") and shall thereafter or until such Event of Default has been cured, if such Event of Default is permitted to be cured hereunder, cause the dividend rate to become 15% from and after the occurrence and during the pendency of such event with respect to the Series A Preferred Stock:

(a) The Corporation fails to timely pay any dividend payment or the failure to timely pay any other sum of money due to a Holder of Series A Preferred Stock from the Corporation pursuant to the Subscription Agreement or any other Transaction Document.

(b) The Corporation breaches any material covenant or other material term or condition of the Subscription Agreement or this Certificate of Designation in any material respect and such breach, if subject to cure, continues for a period of five (5) business days.

(c) Any material representation or warranty of the Corporation made herein, in any other Transaction Document (as defined in Section 5(c) of the Subscription Agreement), or in any agreement,

statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made and as of the Closing Date.

(d) Any dissolution, liquidation or winding up of Corporation or any substantial portion of its business.

(e) Any continued cessation of operations by the Corporation or any material Subsidiary for thirty (30) days or more or the Corporation is unable to pay its debts after such debts become due.

(f) The transfer or sale by the Corporation or any material Subsidiary of any material Intellectual Property (as disclosed on Schedule 9(l) of the Subscription Agreement), personal property, real property or other assets which are necessary to conduct its business (whether now or in the future),without receiving fair value.

(g) The merger, consolidation or reorganization of the Corporation with or into another corporation or person or entity (other than with or into a wholly owned subsidiary of the Corporation), or sale of the capital stock of the Corporation by the Corporation or the holders thereof, in any case under circumstances in which the holders of a majority of the voting power of the outstanding capital stock of Corporation immediately prior to such transaction owning less than a majority in voting power of the outstanding capital stock of Corporation or the surviving or resulting corporation or other entity, as the case may be, immediately following such transaction.

(h) The Corporation or any material Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

(i) Any money judgment, writ or similar final process shall be entered or filed against the Corporation or its material Subsidiary or any of their property or other assets for more than $100,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

(j) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Corporation and/or any material Subsidiary.

(k) Failure of the Corporation's Common Stock to be listed for trading or quotation on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "**Principal Market**") for a period of ten (10) consecutive trading days.

(l) A default by the Corporation or any material Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $100,000 for more than twenty (20) days after the due date, unless the Corporation or its material Subsidiary is contesting the validity of such obligation in good faith.

(m) A Commission or judicial stop trade order or Principal Market trading suspension with respect to the Corporation's Common Stock that lasts for ten (10) or more consecutive trading days.

(n) The failure by the Corporation to have reserved for issuance upon conversion of the Series A Preferred Stock the number of shares of Common Stock as required in the Subscription Agreement.

(o) A default by the Corporation or any material Subsidiary of a material term, covenant, warranty or undertaking of any other agreement to which the Corporation or any material Subsidiary and

Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

(p) The occurrence of one or more events having a Material Adverse Effect (as defined in Section 5(a) of the Subscription Agreement).

(q) The Corporation effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holders.

(r) The restatement of any financial statements filed by the Corporation for any date or period from and after two years prior to the Issue Date of this Certificate of Designation, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

(s) The Corporation's failure to timely deliver to the Holder of Series A Preferred Stock Common Stock issuable upon conversion of the Series A Preferred Stock or a replacement Preferred Stock certificate (if required) within five (5) business days after the required delivery date.

4. Status of Converted or Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series A Preferred Stock.

GoEnergy, Inc.

By: ______________________

Name: Gareb Shamus

Title: President and Chief Executive Officer

**EXHIBIT A**

**NOTICE OF CONVERSION**

(To Be Executed By the Registered Holder in Order to Convert Series A Preferred Stock of GoEnergy, Inc.)

The undersigned hereby irrevocably elects to convert $_____________ of the Series A Stated Value of the above Series A Preferred Stock into shares of Common Stock of GoEnergy, Inc. (the "**Corporation**") according to the conditions hereof, as of the date written below.

The undersigned hereby irrevocably elects to convert $_____________ of the dividends accrued on the Series A Preferred Stock held by the undersigned for the period _______________ to _____________ into shares of Common Stock of the Corporation according to the conditions hereof, as of the date written below.

The undersigned hereby irrevocably elects to convert $____________ of the Obligation Amount consisting of ___________________________ for the period ____________ to _____________ into shares of Common Stock of the Corporation according to the conditions hereof, as of the date written below.

Date of Conversion: ____________________________________________________________

Applicable Conversion Price Per Share: _________________________________________

Number of Common Shares Issuable Upon This Conversion: ___________________________

Select one:

□ A Series A Convertible Preferred Stock certificate is being delivered herewith. The unconverted portion of such certificate should be reissued and delivered to the undersigned.

□ A Series A Convertible Preferred Stock certificate is not being delivered to GoEnergy Inc.

Signature:______________________________________________________________________

Print Name: _____________________________________________________________________

Address: ________________________________________________________________________

_________________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

_________________________________________________________________________________

_________________________________________________________________________________

# ANNEX I

# SUBSCRIPTION AGREEMENT

**EXHIBIT B**

**NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.**

Right to Purchase __________ shares of Common Stock of GoEnergy, Inc. (subject to adjustment as provided herein)

**FORM OF SERIES A COMMON STOCK PURCHASE WARRANT**

No. 2010-A-001

Issue Date: November ___, 2010

GOENERGY, INC., a corporation organized under the laws of the State of Delaware (the "**Company**"), hereby certifies that, for value received, ________________________________ (the "**Holder**"), with an address at ____________________________________________, or its assigns (the "**Holder**"), is entitled, subject to the terms set forth below, to purchase from the Company at any time after the Issue Date until 5:00 p.m., E.D.T on the five (5) year anniversary of the Issue Date (the "**Expiration Date**"), up to [______] fully paid and non-assessable shares of Common Stock at a per share purchase price of $0.60. The aforedescribed purchase price per share is referred to herein as the "**Purchase Price.**" The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The Company may reduce the Purchase Price for some or all of the Warrants, temporarily or permanently, *provided* such reduction is made as to all outstanding Warrants for all Holders of such Warrants. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the "**Subscription Agreement**"), dated as of even date herewith, entered into by the Company, the Holder and the other signatories thereto.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term "**Company**" shall mean GoEnergy, Inc., a Delaware corporation, and any corporation which shall succeed or assume the obligations of GoEnergy, Inc. hereunder.

(b) The term "**Common Stock**" includes (i) the Company's Common Stock, $0.0001 par value per share, as authorized on the date of the Subscription Agreement, and (ii) any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of all or substantially all of the assets of the Company or otherwise.

(c) The term "**Other Securities**" refers to any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at

any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

(d) The term "**Warrant Shares**" shall mean the Common Stock issuable upon exercise of this Warrant.

1. Exercise of Warrant.

1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of Section 1.2 hereof or upon exercise of this Warrant in part in accordance with Section 1.3 hereof, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4 hereof and 12(a) and 14(p)of the Subscription Agreement.

1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery to the Company of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "**Subscription Form**") duly executed by such Holder and delivery within one (1) business day thereafter of payment, in cash, wire transfer or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect. The original Warrant is not required to be surrendered to the Company until it has been fully exercised.

1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by delivery of a Subscription Form in the manner and at the place provided in Section 1.2 hereof, except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, upon the written request of the Holder, provided the Holder has surrendered the original Warrant, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.

1.4. Fair Market Value. For purposes of this Warrant, the **Fair Market Value** of a share of Common Stock as of a particular date (the "**Determination Date**") shall mean:

(a) If the Company's Common Stock is traded on an exchange or is quoted on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

(b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ Global Market, NASDAQ Global Select Market, the NASDAQ Capital Market, the New York Stock Exchange or the NYSE AMEX Equities, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five (5) trading days immediately prior to (but not including) the Determination Date;

(c) Except as provided in clause (d) below and Section 3.1 hereof, if the Company's Common Stock is not publicly traded, then as the Holder and the Company shall mutually agree, or in the absence of such an agreement after good faith efforts of the Company and the Holder to

reach an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

(d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

1.5. [Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the written request of the Holde, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.] **[Unnecessary]**

1.6. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that, provided the purchase price listed in the Subscription Form is received as specified in Section 2 hereof, the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the later of the (i) date on which delivery of a Subscription Form shall have occurred and (ii) payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) business days thereafter ("**Warrant Share Delivery Date**"), the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and non-assessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise [(and in the case of fractional shares, the next higher whole number of shares)] [, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock,] together with any Other Securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 hereof or otherwise. The Company understands that a delay in the delivery of the Warrant Shares after the Warrant Share Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder for late issuance of Warrant Shares upon exercise of this Warrant the proportionate amount of $100 per business day after the Warrant Share Delivery Date for each $10,000 of Purchase Price of Warrant Shares for which this Warrant is exercised which are not timely delivered. The Company shall promptly pay any payments incurred under this Section in immediately available funds. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Warrant Shares by the Warrant Share Delivery Date, the Holder may revoke all or part of the relevant Warrant exercise by delivery of a written notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the liquidated damages described above shall be payable through the date notice of revocation or rescission is given to the Company.

1.7. Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to a Holder the Warrant Shares as required pursuant to this Warrant, and the Holder or a

broker on the Holder's behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which the Holder was entitled to receive from the Company (a "**Buy-In**"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Purchase Price of the Warrant Shares required to have been delivered together with interest thereon at a rate of 15% per annum (which amount shall be paid as liquidated damages and not as a penalty). For purposes of illustration, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of Purchase Price of Warrant Shares to have been received upon exercise of this Warrant, the Company shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, which shall include evidence of the price at which such Holder had to purchase the Common Stock in an open-market transaction or otherwise.

2. Cashless Exercise.

(a) Payment upon exercise may be made at the written option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Common Stock issuable upon exercise of the Warrants in accordance with Section (b) below or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding the immediately preceding sentence, payment upon exercise may be made in the manner described in Section 2(b) below only with respect to Warrant Shares not included for unrestricted public resale in an effective registration statement on the date notice of exercise is given by the Holder.

(b) If the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by delivery of a properly endorsed Subscription Form delivered to the Company by any means described in Section 13 hereof, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where X= the number of shares of Common Stock to be issued to the Holder

Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A= Fair Market Value

B= Purchase Price (as adjusted to the date of such calculation)

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described

above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

3. Adjustment for Reorganization, Consolidation, Merger, etc.

3.1. Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity other than a merger or consolidation in which the Company is the surviving entity and (i) the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities immediately thereafter and (ii) a majority of the board of directors of the Company immediately prior to such transaction are no longer serving as directors of the Corporation (except due to natural causes or resignations) immediately thereafter, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more Persons whereby such other Persons acquire more than the 50% of the outstanding shares of Common Stock ([not including] [including] any shares of Common Stock held by such other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "**Fundamental Transaction**"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation [or of the Company, if it is the surviving corporation,] and any additional consideration (the "**Alternate Consideration**") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a Person not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value (as defined herein). For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The Company shall use its reasonable best efforts to have the terms of any agreement pursuant to which a Fundamental Transaction is effected include terms requiring any

such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. "**Black-Scholes Value**" shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the Volume Weighted Average Price of the Common Stock for the trading day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the trading day immediately following the public announcement of the applicable Fundamental Transaction.

3.2. Continuation of Terms. The Company shall use its reasonable best efforts such that] Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3 hereof, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided in Section 4 hereof.

3.3 Share Issuance. Until the Expiration Date, if the Company shall issue any Common Stock, except for the Excepted Issuances, prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Purchase Price shall be reduced to such other lower price for then outstanding Warrants. For purposes of this adjustment, the issuance of any warrant to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of the warrant if such issuance is at a price lower than the Purchase Price in effect upon such issuance and again at any time upon any actual, permitted, optional, or allowed issuances of shares of Common Stock upon any actual, permitted, optional, or allowed exercise of such purchase rights if such issuance is at a price lower than the Purchase Price in effect upon any actual, permitted, optional, or allowed such issuance. Common Stock issued or issuable by the Company for no consideration will be deemed issuable or to have been issued for $0.0001 per share of Common Stock. The reduction of the Purchase Price described in this Section 3.3 is in addition to the other rights of the Holder described in the Subscription Agreement. Upon any reduction of the Purchase Price, the number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.3) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 3.3) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of

shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants or in the Purchase Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent (as defined herein) of the Company (appointed pursuant to Section 11 hereof). Holder will be entitled to the benefit of the adjustment regardless of the giving of such notice.

6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof, upon written request, to receive copies of all financial and other information distributed or required to be distributed to the holders of the Company's Common Stock.

7. Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "**Transferor**"). On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "**Transferor Endorsement Form**") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with applicable securities laws, the Company will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "**Transferee**"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement and security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, twice only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this

Warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock on a fully diluted basis on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder. [Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%.] The restriction described in this paragraph may be waived, in whole or in part, upon sixty-one (61) days' prior notice from the Holder to the Company to increase such percentage. The Holder may decide whether to convert the Preferred Stock or exercise this Warrant to achieve an actual 4.99% or increase such ownership position as described above.

10. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent (a "**Warrant Agent**") for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging this Warrant pursuant to Section 7 hereof, and replacing this Warrant pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

11. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Registration Rights. The Holder has been granted certain registration rights by the Company as set forth in the Subscription Agreement. The terms of the Subscription Agreement and such registration rights are incorporated herein by this reference.

13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight air courier service with charges prepaid, or (iv) transmitted by telegram, facsimile, or any other electronic means, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 13. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or other electronic means, with accurate confirmation generated by the transmitting facsimile machine or other electronic device, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received or delivered on a business day after business hours) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) five (5) days after deposit with the U.S. mail if sent by registered or certified mail, return receipt requested, postage prepaid. The addresses for such communications shall be: (i) if to the Company, to GoEnergy, Inc., c/o Kick the Can Corp., 1010 Avenue of the Americas, Suite 302, New York, NY 10018, Attn: Gareb Shamus, facsimile: (212) 765-5779, with a copy by fax only to (which shall not constitute notice) Anslow & Jaclin, LLP, 195 Route 9 South, Manalapan, NJ 07726, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 577-1188, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with a copy by fax (which shall not constitute notice) only to Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

14. Law Governing This Warrant. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws or of any other State. Any action brought by either party hereto against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. **The Company and the Holder waive trial by jury.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with, such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

*[-Signature Page Follows-]*

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

**GOENERGY, INC.**

By: ______________________________
Name:
Title:

**Exhibit A**

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: GOENERGY, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2 of the Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $__________. Such payment takes the form of (check applicable box or boxes):

___ $_________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of ______ shares of Common Stock (using a Fair Market Value of $______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2 of the Warrant, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

After application of the cashless exercise feature as described above, ____________ shares of Common Stock are required to be delivered pursuant to the instructions below.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ________________________________________, whose address is ___________________________
_______________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:__________________

_____________________________________
(Signature must conform to name of holder as specified on the face of the Warrant)

_____________________________________
_____________________________________
(Address)

**Exhibit B**

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of GOENERGY, INC. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of GOENERGY, INC., with full power of substitution in the premises.

| Transferees | Percentage Transferred | Number Transferred |
|---|---|---|
| | | |
| | | |
| | | |

Dated: ________________, ______

______________________________
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

______________________________
(Name)

______________________________
______________________________
(address)

ACCEPTED AND AGREED:
[TRANSFEREE]

______________________________
______________________________
(address)

______________________________
(Name)

**EXHIBIT C**

# ESCROW AGREEMENT

This Agreement is dated as of the 6th day of December, 2010 among GoEnergy, Inc., a Delaware corporation (the "**Company**"), the subscribers listed on Schedule 1 hereto (the "**Subscribers**"), and Grushko & Mittman, P.C. (the "**Escrow Agent**"):

W I T N E S S E T H:

WHEREAS, the Company and the Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscribers of Series A Cumulative Convertible Preferred Stock "the "**Preferred Stock**") and Series A Warrants (the "**Warrants**") for an aggregate purchase price of up to $1,500,000; and

WHEREAS, the parties hereto require the Company to deliver the Preferred Stock and Warrants against payment therefor, with such Preferred Stock and the Escrowed Payment to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

## ARTICLE I

## INTERPRETATION

1.1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and the Subscribers in reference to the sale and purchase of the Preferred Stock and Warrants (the "**Subscription Agreement**"). Whenever used in this Agreement, the following terms shall have the following respective meanings:

- "**Agreement**" means this Agreement and all amendments made hereto by written agreement of the parties hereto;

- "**Bridge Lenders**" shall mean the parties identified on Schedule 13 to the Subscription Agreement;

- "**Bridge Notes**" shall have the meaning set forth in Section 13 of the Subscription Agreement;

- "**Company Documents**" means, collectively, the Bridge Notes, Legal Opinion, Preferred Stock, Warrants , Subscription Agreement as signed by the Company, and the Subscriber Legal Fees.

- "**Escrowed Payment**" means an aggregate cash payment of up to $1,500,000;

- "**Legal Opinion**" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

- "**Preferred Stock**" shall have the meaning set forth in the second recital to the Subscription Agreement;

- "**Principal Amount**" shall mean an aggregate of up to $1,500,000;

- "**Subscriber Legal Fees**" shall have the meaning set forth in Section 8 of the Subscription Agreement;

- "**Subscription Agreement**" means the Subscription Agreement (and the exhibits and schedules thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Preferred Stock and Warrants;

- "**Warrants**" shall have the meaning set forth in Section 2(b) of the Subscription Agreement;

- Collectively, the Bridge Notes, Legal Opinion, Preferred Stock, Warrants, and Subscription Agreement signed and executed by all signators thereto other than the Subscribers, and Subscriber Legal Fees are referred to as "**Company Documents**"; and

- Collectively, the Escrowed Payment and the Subscribers executed Subscription Agreement are referred to as "**Subscriber Documents**."

1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents to which the Subscriber and the Company are a party constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. There are no warranties, representations and other agreements made by the parties hereto in connection with the subject matter hereof, except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties hereto and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7. Specific Enforcement, Consent to Jurisdiction. The Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and the Subscribers hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

## ARTICLE II

## DELIVERIES TO THE ESCROW AGENT

2.1. Company Deliveries. On or before the Closing Date, the Company shall execute and deliver the Company Documents to the Escrow Agent.

2.2. Subscriber Deliveries. On or before the Closing Date, the Subscribers shall execute and deliver the Subscription Agreements, and shall deliver the Escrowed Payment in cash, to the Escrow Agent, and the Bridge Lenders shall deliver the Bridge Notes to the Escrow Agent. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

> Citibank, N.A.
> 1155 6th Avenue
> New York, NY 10036
> ABA Number: 0210-00089
> For Credit to: Grushko & Mittman, IOLA Trust Account
> Account Number: 45208884

2.3. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscribers and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their respective benefit as set forth herein.

2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

## ARTICLE III

## RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

3.1. Release of Escrow. Subject to the provisions of Section 4.2 hereof, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

(a) On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscribers and release the Subscriber Documents to the Company, except that Subscriber Legal Fees will be released directly to the Subscriber's attorneys and the Bridge Notes will be released to the Company.

(b) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("**Joint Instructions**") signed by the Company and the Subscribers, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

(c) Anything herein to the contrary notwithstanding, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "**Court Order**"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. Closings may take place on or before December 20, 2010. After December 20, 2010, the Escrow Agent will promptly return the applicable Company Documents to the Company and return the Subscriber Documents to the Subscriber, except that the Bridge Notes will be returned to the Bridge Lenders.

3.3. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscribers acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscribers reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 hereof or by agreement between the Company and Subscribers.

## ARTICLE IV
## CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a) The Subscribers and the Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the

Subscribers or Company is entitled to receipt of the Company Documents and Subscriber Documents, respectively, pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Subscribers and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscribers and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the reasonable fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscribers and Company under this Agreement and to no other person.

(c) The Subscribers and the Company jointly and severally agree to reimburse the Escrow Agent for reasonable outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days' prior written notice of resignation to the Subscribers and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscribers and the Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscribers and the Company. If no successor Escrow Agent is named by the Subscribers and the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

(e) Other than in connection with the Subscriber Legal Fees, the Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The Escrow Agent shall be permitted to act as counsel for the Subscribers in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscribers and the Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

(h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2. Dispute Resolution; Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscribers and the Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscribers and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscribers and the "Company or to any other person, firm, corporation or entity by reason of such compliance.

## ARTICLE V

## GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscribers and Company.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or

upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to the Company, to:

GoEnergy Inc.
c/o Kick the Can Corp.
1010 Avenue of the Americas, Suite 302
New York, NY 10018
Attn: Gareb Shamus
Fax: (212) 765-5779

With a copy by fax only to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South
Manalapan, NJ 07726
Attn: Joseph M. Lucosky, Esq.
Fax: (732) 577-1188

(b) If to the Subscribers, to the addresses set forth on Schedule 1 hereto

With a copy by facsimile only to (which shall not constitute notice):

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

(c) If to the Escrow Agent, to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Fax: (212) 697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Subscribers shall be entitled to receive any accrued interest thereon, but only if the Escrow Agent receives from the Subscriber the Subscribers' United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

**IN WITNESS WHEREOF**, the undersigned have executed and delivered this Escrow Agreement, as of the date first written above.

**THE "COMPANY"**
GOENERGY, INC.,
a Delaware corporation

By: ______________________________

**ESCROW AGENT:**
GRUSHKO & MITTMAN, P.C.

By: ______________________________
Name:

**SUBSCRIBERS:**

ALPHA CAPITAL ANSTALT

By: ______________________________
Name:
Title:

MOMONA CAPITAL LLC

By: ______________________________
Name:
Title:

BRISTOL INVESTMENT FUND, LTD.

By: ______________________________
Name:
Title:

CANYONS TRUST

By: ______________________________
Name:
Title:

______________________________

By: ______________________________
Name:
Title:

______________________________

By: ______________________________
Name:
Title:

## SCHEDULE 1 - (SUBSCRIBERS)

| SUBSCRIBER AND ADDRESS | PURCHASE PRICE | PREFERRED STOCK | WARRANTS |
|---|---|---|---|
| ALPHA CAPITAL ANSTALT<br>Pradafant 7<br>9490 Furstentums<br>Vaduz, Lichtenstein<br>Fax No.: 011-42-32323196 | $300,000.00 | 3,000 | 150,000 |
| MOMONA CAPITAL LLC<br>150 Central Park South, 2nd Floor<br>New York, NY 10019<br>Fax: (212) 586-8244 | $25,000.00 | 250 | 12,500 |
| BRISTOL INVESTMENT FUND, LTD.<br>c/o Bristol Capital Advisors, LLC<br>6353 W. Sunset Blvd., Suite 4006<br>Hollywood, CA 90028<br>Attn: Amy Wang, Esq.<br>Fax: (323) 960-3805 | $250,000.00<br>(Bristol Investment Fund, Ltd. is surrendering a Bridge Note in the principal amount of $50,000.) | 2,503[1] | 125,000 |
| CANYONS TRUST<br>c/o Bristol Capital Advisors, LLC<br>6353 W. Sunset Blvd., Suite 4006<br>Hollywood, CA 90028<br>Attn: Amy Wang, Esq.<br>Fax: (323) 960-3805 | $100,000.00 | 1,000 | 50,000 |
| DPIT 2, LLC<br>8 Hop Brook Lane<br>Holmdel, NJ 07733<br>Attn: Sam DelPresto | $100,622.00<br>(DPIT 2, LLC is surrendering a Bridge Note in the principal amount of $100,000.) | 1,006 | 50,311 |
| GLOBAL CAPITAL PARNTERS, LLC<br>P.O. Box 6560<br>Pahrum, Nevada 89041-6560<br>Fax: (604) 987-7653 | $25,150.00<br>(Global Capital Partners LLC is surrendering a Bridge Note in the principal amount of $25,000.) | 252 | 12,575 |
| CHARLES MALETTE<br>1550 West 35th Avenue<br>Vancouver, V6NNH2<br>Fax: (604) 643-7498 | $25,156.00<br>(Charles Malette is surrendering a Bridge Note in the principal amount of $25,000.) | 252 | 12,578 |
| GUARDIAN TRUST COMPANY LTD. AS TRUSTEE OF THE BRULEE TRUST<br>c/o Guardian Trust Company Ltd.<br>15 Boulevard Helvetidale, 1207 Geneva<br>Switzerland<br>Fax: 011-41-22-718-7201 | $50,000.00 | 500 | 25,000 |
| AMPERSAND MANAGEMENT SA<br>AS TRUSTEE OF THE MUNT TRUST<br>20 Rue Etienne Dumont<br>P.O. Box 3313, 1204 Geneva 3<br>Switzerland<br>Fax: 011-41-22-321-3526 | $100,000.00 | 1,000 | 50,000 |
| **TOTALS** | **$975,928.00** | **9760** | **487,964** |

[1] Bristol is getting a second stock certificate for 3 shares to account for the interest that accrued on the $50,000 bridge note.

**EXHIBIT D**

**EXHIBIT E**

Incorporated by reference to the Form 8-K that was filed with the Commission on December 14, 2010

**EXHIBIT F**

[FORM OF LEGAL OPINION]

November ____, 2010

TO: The Subscribers identified on Schedule A hereto:

We have acted as special counsel to GoEnergy, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of the Company's Series A Preferred Stock and Series A Warrants, for the aggregate Purchase Price of $[1,500,000] [2,100,000] to the subscribers identified on Schedule A hereto (each a "Subscriber" and together, the "Subscribers") in the amounts designated thereon pursuant to the exemption from registration under the Securities Act of 1933, as amended (the "Act") as set forth in Regulation D ("Regulation D") promulgated thereunder. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in that certain subscription agreement (the "Agreement") by and between the Company and the Subscribers entered into at or about the date hereof. The Agreement and the agreements described below are sometimes hereinafter referred to collectively as the "Documents".

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Subscriber pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below. We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a) Bylaws of the Company;
(b) Certificate of Incorporation of the Company;
(c) Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 Par Value Per Share;
(d) Escrow Agreement;
(e) Form of Agreement;
(f) Form of Series A Common Stock Purchase Warrant (the "Warrants"); and
(g) Minutes of the action of the Company's Board of Directors (the "Board") or unanimous written consent of the Board approving the Documents, a copy of which is annexed hereto.

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the Subscribers, and the legal, valid and binding effect thereof on the Subscribers; and (g) that the Company and the Subscribers will act in accordance with their respective representations and warranties as set forth in the Documents.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than New York and New Jersey and the federal laws of the United States of America. We express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1. The Company and each Subsidiary is duly incorporated, validly existing and in good standing in the jurisdictions of their respective formation; have qualified to do business in each state and jurisdiction where required, unless the failure to do so would not have a Material Adverse Effect on their operations; and have the requisite corporate power and authority to conduct their respective businesses, and to own, lease and operate their respective properties.

2. The Company and each Subsidiary has the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Documents. The Documents, and the issuance of the Preferred Stock and Warrants on the Closing Date and the reservation and issuance of Conversion Shares and Warrant Shares have been (a) duly approved by the Board, as required, and (b) all of the foregoing, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

3. The execution, delivery and performance of the Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both Violate the provisions of the Certificate of Incorporation or bylaws of the Company or any Subsidiary.

4. The Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5. The Preferred Stock, Warrants, Conversion Shares and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

6. The Company and each Subsidiary has either obtained the approval of the transactions described in the Documents from its Principal Market, if applicable, and shareholders, or no such approval is required.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C. This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), which is incorporated by reference herein. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable Principles Limitation, and this opinion letter should be read in conjunction therewith.

This opinion is rendered as of the date first written above is solely for your benefit in connection with the Agreement and may not be relied upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

**SCHEDULE A TO LEGAL OPINION**

| SUBSCRIBER AND ADDRESS | PURCHASE PRICE | PREFERRED STOCK | SERIES A WARRANTS |
|---|---|---|---|
| | | | |
| | | | |
| | | | |
| | | | |
| | | | |

EXHIBIT G

# SCHEDULE 1

| SUBSCRIBER AND ADDRESS | PURCHASE PRICE | PREFERRED STOCK | WARRANTS |
|---|---|---|---|
| ALPHA CAPITAL ANSTALT<br>Pradafant 7<br>9490 Furstentums<br>Vaduz, Lichtenstein<br>Fax No.: 011-42-32323196 | $300,000.00 | 3,000 | 150,000 |
| MOMONA CAPITAL LLC<br>150 Central Park South, 2nd Floor<br>New York, NY 10019<br>Fax: (212) 586-8244 | $25,000.00 | 250 | 12,500 |
| BRISTOL INVESTMENT FUND, LTD.<br>c/o Bristol Capital Advisors, LLC<br>6353 W. Sunset Blvd., Suite 4006<br>Hollywood, CA 90028<br>Attn: Amy Wang, Esq.<br>Fax: (323) 960-3805 | $250,000.00<br>(Bristol Investment Fund, Ltd. is surrendering a Bridge Note in the principal amount of $50,000.) | 2,503[1] | 125,000 |
| CANYONS TRUST<br>c/o Bristol Capital Advisors, LLC<br>6353 W. Sunset Blvd., Suite 4006<br>Hollywood, CA 90028<br>Attn: Amy Wang, Esq.<br>Fax: (323) 960-3805 | $100,000.00 | 1,000 | 50,000 |
| DPIT 2, LLC<br>8 Hop Brook Lane<br>Holmdel, NJ 07733<br>Attn: Sam DelPresto | $100,622.00<br>(DPIT 2, LLC is surrendering a Bridge Note in the principal amount of $100,000.) | 1,006 | 50,311 |
| GLOBAL CAPITAL PARNTERS, LLC<br>P.O. Box 6560<br>Pahrum, Nevada 89041-6560<br>Fax: (604) 987-7653 | $25,150.00<br>(Global Capital Partners LLC is surrendering a Bridge Note in the principal amount of $25,000.) | 252 | 12,575 |
| CHARLES MALETTE<br>1550 West 35th Avenue<br>Vancouver, V6NNH2<br>Fax: (604) 643-7498 | $25,156.00<br>(Charles Malette is surrendering a Bridge Note in the principal amount of $25,000.) | 252 | 12,578 |
| GUARDIAN TRUST COMPANY LTD. AS TRUSTEE OF THE BRULEE TRUST<br>c/o Guardian Trust Company Ltd.<br>15 Boulevard Helvetidale, 1207 Geneva<br>Switzerland<br>Fax: 011-41-22-718-7201 | $50,000.00 | 500 | 25,000 |
| AMPERSAND MANAGEMENT SA<br>AS TRUSTEE OF THE MUNT TRUST<br>20 Rue Etienne Dumont<br>P.O. Box 3313, 1204 Geneva 3<br>Switzerland<br>Fax: 011-41-22-321-3526 | $100,000.00 | 1,000 | 50,000 |
| **TOTALS** | **$975,928.00** | **9760** | **487,964** |

1 Bristol is getting a second stock certificate for 3 shares to account for the interest that accrued on the $50,000 bridge note.

## SCHEDULE 5(a)

## SUBSIDIARIES

| Name of Subsidiary | Ownership Interests |
|---|---|
| Kick the Can Corp., a Nevada corporation | 100% |

No exception to the Company's representation that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries, free and clear of all liens, encumbrances and claims.

## SCHEDULE 5(d)

## CAPITALIZATION2

GoEnergy, Inc.

1. Authorized and Outstanding Stock:

   (a) Preferred Stock, par value $.0001 per share – 20,000,000 authorized and none outstanding; and
   (b) Common Stock, par value $.0001 per share – 80,000,000 shares authorized and 38,942,9593 outstanding on a fully diluted basis

2. Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

   Warrants dated November 5, 2010 issued in connection with the Bridge Notes exercisable for an aggregate of 500,000 shares at an exercise price of $.60 per share.

3. Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

   None other than a stock option plan to be adopted after the Closing Date.

Subsidiary Kick the Can Corp.

1. Common Stock, par value $.0001 per share – 60,000,000 authorized and 33,430,1074 outstanding.

2. Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

   Convertible Demand Promissory Note dated November 5, 2010 issued by GoEnergy, Inc., as holder, and Kick the Can Corp., as maker, in the amount of $200,000 with a conversion price of $.40 per share

3. Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

   None.
   Convertible Demand Promissory Note dated November 5, 2010 issued by GoEnergy, Inc., as holder, and Kick the Can Corp., as maker, in the amount of $200,000 with a conversion price of $.40 per

---

2 Does not include the Securities

3 Represents the sum of (i) 4,319,893 issued and outstanding, (ii) 33,430,107 shares issuable upon the consummation of the share exchange, (iii) 502,740 shares issued upon conversion of the Bridge Notes, (iv) 500,000 shares issuable upon exercise of the warrants issued in connection with the Bridge Notes and (v) 190,219 shares issuable upon settlement of debt.

4 These shares will be exchanged for shares of the Company pursuant to the share exchange.

share

4. Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

None.

## SCHEDULE 5(f)

## ANTIDULTION AND REGISTRATION RIGHTS[5]

1. Triggered anti-dilution rights/reset/repricing:

   Warrants dated November 5, 2010 issued in connection with the Bridge Notes exercisable for an aggregate of 500,000 shares at an exercise price of $.60 per share.

2. Triggered registration rights:

   None.

5 Post consummation of the Share Exchange

## SCHEDULE 5(o)

## UNDISCLOSED LIABILITIES

Undisclosed Liabilities since July 31, 2010 that would reasonably be expected to have a Material Adverse Effect:

None.

## SCHEDULE 5(w)

## TRANSFER AGENT

SIGNATURE STOCK TRANSFER, INC.
2632 Coachlight Court
Plano, Texas 75093
Telephone 972.612.4120
Facsimile 972.612.4122
Attn: Jason M. Bogutski-President
Email – signaturestocktransfer@msn.com

## SCHEDULE 9(e)

## USE OF PROCEEDS

All proceeds will be used for working capital and general corporate.

## SCHEDULE 9(l)

## INTELLECTUAL PROPERTY

GoEnergy, Inc.

Kick the Can Corp.

| | |
|---|---|
| 1. | Atlanta Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 1, 2010, by and between the Company and Wes Tillander. |
| 2. | Big Apple Comic Convention, including, without limitation, the assignment of the Memorandum, dated April 1, 2009, by and between the Company and Big Apple Tables, LLC. |
| 3. | Cincinnati Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between the Company and Marc Ballard. |
| 4. | Connecticut Comic Convention, including, without limitation, the assignment of the Memorandum, dated May 2010, by and among the Company and Alternative Universe, Mitchell Hallock, Erik Yaeko and Jay Claus. |
| 5. | Nashville Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between the Company and Marc Ballard. |
| 6. | New England Comic Convention, including, without limitation, the assignment of the Memorandum, dated November 16, 2009, by and between the Company and Harrisons Limited (Harrisons). |
| 7. | North Coast Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 2010, by and between the Company and Roger Priebe. |
| 8. | Toronto Comic Convention, , including, without limitation, the assignment of the Memorandum, dated June 2009, by and among the Company, Peter Dixon and Paradise Conventions. |

## SCHEDULE 9(w)

## BENEFICIARIES OF REGISTRATION STATEMENTS

| SUBSCRIBER AND ADDRESS |
|---|
| ALPHA CAPITAL ANSTALT<br>Pradafant 7<br>9490 Furstentums<br>Vaduz, Lichtenstein<br>Fax No.: 011-42-32323196 |
| MOMONA CAPITAL LLC<br>150 Central Park South, 2nd Floor<br>New York, NY 10019<br>Fax: (212) 586-8244 |
| BRISTOL INVESTMENT FUND, LTD.<br>c/o Bristol Capital Advisors, LLC<br>6353 W. Sunset Blvd., Suite 4006<br>Hollywood, CA 90028<br>Attn: Amy Wang, Esq.<br>Fax: (323) 960-3805 |
| CANYONS TRUST<br>c/o Bristol Capital Advisors, LLC<br>6353 W. Sunset Blvd., Suite 4006<br>Hollywood, CA 90028<br>Attn: Amy Wang, Esq.<br>Fax: (323) 960-3805 |
| DPIT 2, LLC<br>8 Hop Brook Lane<br>Holmdel, NJ 07733<br>Attn: Sam DelPresto |
| GLOBAL CAPITAL PARNTERS, LLC<br>P.O. Box 6560<br>Pahrum, Nevada 89041-6560<br>Fax: (604) 987-7653 |
| CHARLES MALETTE<br>1550 West 35th Avenue<br>Vancouver, V6NNH2<br>Fax: (604) 643-7498 |
| GUARDIAN TRUST COMPANY LTD.<br>AS TRUSTEE OF THE BRULEE TRUST<br>c/o Guardian Trust Company Ltd.<br>15 Boulevard Helvetidale, 1207 Geneva<br>Switzerland<br>Fax: 011-41-22-718-7201 |
| AMPERSAND MANAGEMENT SA<br>AS TRUSTEE OF THE MUNT TRUST<br>20 Rue Etienne Dumont<br>P.O. Box 3313, 1204 Geneva 3<br>Switzerland<br>Fax: 011-41-22-321-3526 |

## SCHEDULE 11.1(iv)

## REGISTRATION

1. Cutback of Registrable Securities

   Registrable Securities shall be cut back on a pro rata basis among the number of shares being registered.

2. Securities of the Company other than the Registrable Securities that will be included in the Registration Statement:

   None.

## SCHEDULE 12(a)

See Schedule 5(d)

## SCHEDULE 13

## BRIDGE LENDERS

1. DPIT 2, LLC
2. Charles MaLette
3. Global Capital Partners
4. Bristol Investment Fund, Ltd.